As filed with the Securities and Exchange Commission on June 20, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	94-3291317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

280 East Grand Avenue
South San Francisco, CA 94080
(Address of principal executive offices)

2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

James H. Sabry, M.D., Ph.D.
President and Chief Executive Officer
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, CA 94080
(650) 624-3000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Michael J. O’Donnell, Esq.
Martin J. Waters, Esq.
Gavin McCraley, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Maximum	Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price Per	Offering	Registration
to be Registered	Registered (1)	Share (2)		Fee

Common Stock $0.001 par value	995,861 shares	$5.225	$5,203,373.73	$612.44

(1)	Represents an additional 995,861 shares of Common Stock available for issuance under the Company’s 2004 Equity Incentive Plan, as a result of provisions in the Company’s 2004 Equity Incentive Plan that allow automatic annual increases of Common Stock available for issuance under such plan.

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on June 15, 2005.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

Statement Under General Instruction E
Registration of Additional Securities

     Unless as noted herein, the contents of the Cytokinetics, Incorporated’s (the “Company”) Form S-8 Registration Statement (File No. 333-115146) are incorporated by reference into this Registration Statement.

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PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Company with the Securities and Exchange Commission:

(1)	The Company’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2004.

(2)	The Company’s Definitive Proxy Statement on Schedule 14A, filed on April 6, 2005.

(3)	The Company’s Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2005.

(4)	The Company’s Current Reports on Form 8-K dated January 6, 2005, February 7, 2005, March 28, 2005, March 30, 2005, and April 5, 2005.

(5)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, as amended, and as declared effective on April 29, 2004.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

     Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and investment partnerships of which such persons are partners, beneficially own 4,310 shares of the Company’s common stock.

Item 8. Exhibits.

Exhibit
Number	Description
4.1*	Specimen Common Stock Certificate.
4.2*	Fourth Amended and Restated Investors Rights Agreement, dated March 21, 2003, by and among the Company and certain stockholders of the Company.
4.3*	Loan and Security Agreement, dated September 25, 1998, by and between the Company and Comdisco.
4.4*	Amendment No. One to Loan and Security Agreement, dated February 1, 1999.
4.5*	Warrant for the purchase of shares of Series A preferred stock, dated September 25, 1998, issued by the Company to Comdisco.
4.6*	Loan and Security Agreement, dated December 16, 1999, by and between the Company and Comdisco.
4.7*	Amendment No. 1 to Loan and Security Agreement, dated June 29, 2000, by and between the Company and Comdisco.
4.8*	Warrant for the purchase of shares of Series B preferred stock, dated December 16, 1999, issued by the Company to Comdisco.
4.9*	Master Security Agreement, dated February 2, 2001, by and between the Company and General Electric Capital Corporation.
4.10*	Cross-Collateral and Cross-Default Agreement by and between the Company and Comdisco.
4.11*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Company to Bristow Investments, L.P.
4.12*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Company to the Laurence and Magdalena Shushan Family Trust.
4.13*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Company to Slough Estates USA Inc.
4.14*	Warrant for the purchase of shares of Series B preferred stock, dated August 30, 1999, issued by the Company to The Magnum Trust.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.3*	2004 Equity Incentive Plan.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1	Power of Attorney (see page II-2).

*	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-1 (file no. 333-112261), and as declared effective on April 29, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cytokinetics, Incorporated, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 20th day of June, 2005.

CYTOKINETICS, INCORPORATED
By:	/s/ James H. Sabry
James H. Sabry, M.D., Ph.D.
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Sabry and Sharon Surrey-Barbari, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James H. Sabry (James H. Sabry, M.D., Ph.D.)	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2005
/s/ Sharon Surrey-Barbari (Sharon Surrey-Barbari)	Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2005
/s/ Stephen Dow (Stephen Dow)	Director	June 20, 2005
/s/ A. Grant Heidrich, III (A. Grant Heidrich, III)	Director	June 20, 2005
/s/ Charles Homcy (Charles Homcy, M.D.)	Director	June 20, 2005
/s/ Mark McDade (Mark McDade)	Director	June 20, 2005
/s/ Michael Schmertzler (Michael Schmertzler)	Director	June 20, 2005
/s/ James Spudich (James Spudich, Ph.D.)	Director	June 20, 2005

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INDEX TO EXHIBITS

Exhibit
Number	Description
4.1*	Specimen Common Stock Certificate.
4.2*	Fourth Amended and Restated Investors Rights Agreement, dated March 21, 2003, by and among the Company and certain stockholders of the Company.
4.3*	Loan and Security Agreement, dated September 25, 1998, by and between the Company and Comdisco.
4.4*	Amendment No. One to Loan and Security Agreement, dated February 1, 1999.
4.5*	Warrant for the purchase of shares of Series A preferred stock, dated September 25, 1998, issued by the Company to Comdisco.
4.6*	Loan and Security Agreement, dated December 16, 1999, by and between the Company and Comdisco.
4.7*	Amendment No. 1 to Loan and Security Agreement, dated June 29, 2000, by and between the Company and Comdisco.
4.8*	Warrant for the purchase of shares of Series B preferred stock, dated December 16, 1999, issued by the Company to Comdisco.
4.9*	Master Security Agreement, dated February 2, 2001, by and between the Company and General Electric Capital Corporation.
4.10*	Cross-Collateral and Cross-Default Agreement by and between the Company and Comdisco.
4.11*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Company to Bristow Investments, L.P.
4.12*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Company to the Laurence and Magdalena Shushan Family Trust.
4.13*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Company to Slough Estates USA Inc.
4.14*	Warrant for the purchase of shares of Series B preferred stock, dated August 30, 1999, issued by the Company to The Magnum Trust.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.3*	2004 Equity Incentive Plan.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1	Power of Attorney (see page II-2).

*	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-1 (file no. 333-112261), and as declared effective on April 29, 2004.

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